UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/26/2009

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-6511

Oklahoma	73-0728053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

151 Graham Road
P.O. Box 9010
College Station, TX 77842
(Address of principal executive offices, including zip code)

(979) 690-1711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 26, 2009, CMS Field Products ("CMS"), a wholly owned subsidiary of O.I. Corporation ("OI" or the "Company") entered into an Agreement valued at $5.68 Million with Bechtel National, Inc. (the "Agreement"). Under the Agreement, Bechtel will purchase eighty-eight MINICAMS(R) systems and related accessories for use by the United States Army in the Pueblo Chemical Agent-Destruction Pilot Plant Project. CMS will begin work under the contract immediately, with partial shipments scheduled to occur over the next year and a half. Initial deliverables under the contract will be provided in the fourth quarter of 2009.

OI will file a copy of the Agreement with its Quarterly Report on Form 10-Q for the third quarter of 2009.

Item 7.01.    Regulation FD Disclosure

The Company issued a press release, dated August 28, 2009, announcing the Agreement which is filed as Exhibit 99.1 hereto. The press release is furnished, not filed, pursuant to Regulation FD.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99.1        Press Release of O.I. Corporation dated August 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

Date: August 28, 2009	By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster
Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1